UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2005

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

9 Strathmore Road, Natick, MA		01760
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 650-9971

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LIST RULE OR STANDARD; TRANSFER OF LISTING.

As previously reported by Vision-Sciences, Inc. (the “Company”) in its Form 8-K filed on August 16, 2005, the Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) on August 15, 2005 that as a result of a director’s resignation from the Board of Directors, the Company would not be in compliance with (i) NASD Rule 4350(d)(2) (which requires the audit committee of each Nasdaq issuer to have at least three independent members) and (ii) NASD Rule 4350(c)(1) (which requires that a majority of each Nasdaq issuer’s board of directors be comprised of a majority of independent directors).  On August 30, 2005, the Company received notice from Nasdaq confirming the Company’s noncompliance and notifying the Company that Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Stock Market.

As reported in Item 5.02 below, the Company has elected a new director who will be a member of the Audit Committee of the Board of Directors and meets the independence requirements under the Nasdaq listing rules, and therefore the Company is now in compliance with NASD Rule 4350(d)(2).  In order to be in compliance with NASD Rule 4350(c)(1), the Company’s Nominating Committee and Board of Directors are in the process of identifying and electing an additional candidate to serve on its Board of Directors who possesses qualifications that will satisfy the independence requirements.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)                                 On September 6, 2005, the Company’s Board of Directors, following a recommendation from the Company’s Nominating Committee, elected Warren Bielke as a director. Additionally, Mr. Bielke will serve on the Company’s Audit Committee and Nominating Committee.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ James A. Tracy
	Name:	James A. Tracy
	Title:	Vice President and Chief Financial Officer

Date:  September 6, 2005